Exhibit 99.1

FOR IMMEDIATE RELEASE:

Media Contact for this Release:    J. Daniel Sizemore    (251) 967-4249

VISION BANCSHARES, INC. REPORTS FOURTH QUARTER 2005 EARNINGS

Panama City, FL – JANUARY 31, 2006 – Vision Bancshares, Inc., (VBAL.OB), a $588 million two-bank holding company, reported that net income grew to a record $2,414 thousand, an increase of 324%, for the three months ended December 31, 2005 compared to net income of $570 thousand for the same quarter last year. Basic and diluted net earnings per share was $0.40 and $0.37, respectively, for the three months ended December 31, 2005 compared to net earnings of $0.09 per share on both a basic and diluted basis for the three months ended December 31, 2004. The Company’s Alabama and Florida bank subsidiaries posted record earnings of $1,989 thousand and $618 thousand, respectively, for the fourth quarter 2005. It was the Florida bank subsidiary’s fifth consecutive quarter of profitability since beginning operation in January 2003 and the sixteenth consecutive quarter of profitability for the Alabama bank subsidiary. The increase in net income resulted as the Company expanded its market share and took advantage of the rising rate environment to increase its net interest margin by 143 basis points to 5.64% for the fourth quarter of 2005 from 4.21% for the fourth quarter of 2004.

Net income for the twelve months ended December 31, 2005 was $6,681 thousand compared to a $1,189 thousand for the twelve months ended December 31, 2004. The consolidated net income for the year 2005 consisted of net income of $5,811 thousand for Vision Bank in Alabama and $1,443 thousand for Vision Bank in Florida. For the year ended December 31, 2005, basic earnings per share of $1.10 represented an $0.88, or 400%, increase over $0.22 per share for 2004, while diluted earnings per share was $1.04 compared to $0.21 per share for the years ended December 31, 2005 and 2004, respectively.

Total assets at December 31, 2005 were $588 million, an increase of $178 million, or 43.4%, over total assets of $410 million at December 31, 2004. During this same period total loans increased $156 million, or 45.1%, to $502 million, and total deposits also increased $145 million, or 41.4%, to $495 million.

“We are very pleased with the Company’s strong performance in 2005,” said J. Daniel Sizemore, Chairman and CEO. “The record year is a result of our successful acquisition of BankTrust of Florida in October of 2004 and solid internal growth in both our Vision Bank Florida and Vision Bank Alabama subsidiaries. Both Banks performed extraordinarily well in both the fourth quarter and for the year overall. We saw our efficiency ratio improve to 58% during 2005 compared to 73% for 2004.” Mr. Sizemore further stated, “Our excellent fourth quarter results wrapped up another great year for Vision Bancshares. Strong loan demand, good asset quality and a record net interest margin helped us achieve record net income and earnings per share in 2005. In addition to posting record earnings in 2005, we continued our expansion by adding two new banking offices and converting one existing office to full service location. During the year we also strengthened our infra-structure through centralization of specific bank functions, implemented new technology and provided additional capital to support future growth.”

Net Interest Income

Net interest income for the fourth quarter of 2005 increased 105% to 7,823 thousand compared to $3,813 thousand for the fourth quarter of 2004 while year-to-date net interest income for 2005 increased 122% to $25,850 thousand compared to $11,683 thousand for 2004. The Company’s net interest margin, on an annual basis, was 5.09% in 2005 compared to 3.98% in 2004, an increase of 111 basis points. The main factor contributing to the increase in the Company’s net interest income and net interest margin during 2005 was the impact of a rising interest rate environment on the Company’s asset sensitive balance sheet. The Company would expect to benefit further from any increases in interest rates, if they occur, in 2006. To mitigate any pressure on its net interest income resulting from a decline in interest rates, the Company utilizes interest rate floors on a significant portion of its loan portfolio and takes step to control its cost of funds by using alternative sources to acquire new deposits.

Non-Interest Income

Non-interest income for 2005 was a record $3,119 thousand compared with $1,950 thousand for 2004, a 60% increase. Non-interest income for the fourth quarter of 2005 was $972 thousand compared with $460 thousand for the fourth quarter of 2004, a 111% increase. Service charges on deposit accounts and mortgage lending income both achieved record levels in 2005. Compared to the previous year, 2005 service charges on deposit accounts increased 41% to $1,441 thousand and mortgage lending income increased 82% to $848 thousand. Other non-interest income increased 80% to $830 thousand.

Non-Interest Expense

Non-interest expense for 2005 was $16,685 thousand compared with $9,911 thousand for 2004, an increase of 68%. Non-interest expense for the fourth quarter of 2005 was $4,731 thousand compared with $2,831 thousand for the fourth quarter of 2004, an increase of 67%. A number of factors contributed to the Company’s growth in non-interest expense in the fourth quarter and full year of 2005 compared to the fourth quarter and full year of 2004, but the most significant was the Company’s continued growth and expansion. During 2005, the Company continued to pursue its growth and branching strategy, resulting in the addition of new banking offices in Daphne, Alabama and Santa Rosa Beach, Florida and the conversion of our Beckrich Road office in Panama City Beach, Florida to a full service location. For 2006, the Company currently plans to convert one loan production office to a full banking office in Destin, Florida. While adding this office will increase non-interest expense, the Company believes this office is an important component of its plans for future growth.

Asset Quality, Charge-Offs and Reserves

The credit quality of the Company’s loan portfolio remains strong. Nonperforming loans as a percent of total loans were 0.52% at year-end 2005 compared to 0.55% as of year-end 2004. Nonperforming assets as a percent of total assets were 0.44% as of year-end 2005 compared to 0.58% as of year-end 2004. The Company’s ratio of net charge-offs to average loans for 2005 was 0.09% compared to 0.07% in 2004. The Company continues to maintain adequate reserves with an allowance for loan losses totaling $5.7 million at

December 31, 2005, or 1.15% of total loans, from $4.6 million at December 31, 2004. The increase in the allowance for loan and lease losses in 2005 is a result of the growth in the Company’s loan portfolio. As of December 31, 2005, the Company’s allowance for loan losses equaled 222% of its total nonperforming loans.

Loan Portfolio

While the loan portfolio has grown significantly year to date, management remains focused on growing the portfolio with quality assets. Approximately 88% of the company’s loan portfolio is secured by real estate with a majority of those loans consisting of commercial real estate, commercial construction, and 1-4 family first mortgage residential loans. To provide diversification within the real estate portfolio, management has established guidelines based on percentages of the total loan portfolio and percentages of capital according to loan types. Management believes that the real estate portfolio is diversified in various loan types, various price points, and is spread geographically from Carrabelle, Florida to Fort Morgan, Alabama.

Management is aware of current market trends which indicate stabilized condominium values along the Alabama and Florida Panhandle Gulf Coast. The portion of the loan portfolio related to existing condominium units represents 8% of total loans, continues to perform, and remains well secured as the majority of condo loans have loan to values of less than 80%. The Company’s bank subsidiaries are currently involved in financing eight condominium developments along the Gulf Coast. This type of lending represents less than 4% of the loan portfolio as the majority of these loans are participated to other banks. To minimize market risk, strict guidelines have been established for condominium development lending with respect to qualified presales, percentage non-refundable deposits by third party purchasers, number of units to one borrower and prohibition of any financing contingency. Furthermore, the Company employs qualified third party inspectors to monitor construction. Despite media reports indicating softening real estate markets nationwide, the markets we serve remain strong for 1-4 family loans, residential lot loans, and commercial real estate. These product types comprise 52% of the loan portfolio.

The Construction Lending Portfolio is comprised of residential contract, residential spec, acquisition and development lending, commercial construction, and multifamily construction. Management takes appropriate steps to insure the residential construction portfolio remains diversified by builder and subdivision and to monitor this loan type on a monthly basis with a focus on the level of spec lending. Acquisition and development loans are monitored quarterly to minimize portfolio and geographic concentrations.

The Commercial Real Estate Portfolio is comprised of 1-4 Family Permanent loans, Lot loans, Condominium units, and Improved Commercial real estate. Again, these loans are diversified geographically from Franklin County, Florida to Baldwin County, Alabama. Management monitors its 1-4 family residential and condominium loan types to guard against concentrations in subdivisions and individual condominium complexes. The Company has less than 8% of its portfolio secured by individual condominium units in over 55 separate complexes throughout the Gulf Coast.

About the Company

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Vision Bancshares, Inc. notes that any statements in this press release, and elsewhere, that are not historical facts are “forward-looking statements” that involve risks and uncertainties that may cause the Company’s actual results of operations to differ materially from expected results. For a discussion of such risks and uncertainties, see the Company’s Annual Report on Form 10-KSB for the most recently ended fiscal year as well as its other filings with the U.S. Securities and Exchange Commission.

Vision Bancshares, Inc. was organized in July 1999 as a bank holding company and is headquartered in Panama City, Florida. It is the parent company for Vision Bank in Alabama, a state banking corporation organized under the laws of the State of Alabama and Vision Bank in Florida, a state banking corporation organized under the laws of the State of Florida. Vision Bank, Alabama provides general retail and commercial banking services principally to customers in Baldwin County, Alabama through its offices located in Gulf Shores, Orange Beach, Point Clear, Foley, Fairhope, Elberta and Daphne. Vision Bank, Florida provides general retail and commercial banking services to customers in Bay County, Gulf County, and Walton County in the panhandle of Florida through its full service offices located in Panama City, Panama City Beach, Santa Rosa Beach, Wewahitchka, Port St. Joe, Port St. Joe Beach and its loan production office in Destin.